UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2012

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

18552 MacArthur Blvd, Suite 325, Irvine, California 92614
(Address of principal executive offices)

949-385-2294
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 7, 2012, Bazi International, Inc. (the "Company") updated its shareholders on the anticipated timing of the merger contemplated by the Merger Agreement entered into by the Company and GT Beverage Company, Inc. ("GT"). Currently, Bazi believes that all of the conditions listed in the Merger Agreement may be satisfied or waived earlier than expected. As a result, Bazi anticipates requesting that the merger close a month earlier than the anticipated October 2012 closing date previously announced.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   August 7, 2012
By:	/s/ Deborah Wildrick

Name: Deborah Wildrick
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 7, 2012